UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 6, 2011

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, Cabot Microelectronics Corporation (the “Company”) announced that it has appointed Dr. Ananth Naman as Vice President, Research and Development, replacing Dr. Clifford L. Spiro, who has announced his decision to resign from the Company to pursue other interests.  The effective date of Dr. Spiro’s resignation as Vice President is January 6, 2011, following which he will perform transition responsibilities for the Company until he resigns his employment on July 1, 2011 (“Resignation Date”).

In connection with Dr. Spiro’s planned resignation, following the Resignation Date, and in consideration for a release of claims from Dr. Spiro, Dr. Spiro’s agreement to perform certain transition responsibilities, and his agreement to non-competition, non-solicitation, non-disparagement and confidentiality covenants, Dr. Spiro will receive the following:

-	Severance Payment: a cash severance payment of $312,000, which is equal to one year’s salary, consistent with the terms of Dr. Spiro’s Employment Offer Letter Agreement dated November 17, 2003;

-
Pro-Rated Bonus Payment: a cash payment of a pro-rated (based on nine-months’ employment of fiscal year 2011) amount representing Dr. Spiro’s target bonus opportunity percentage under the Company’s Annual Incentive Program multiplied by various factors related to the Company’s performance;

-	Change in Control Severance Protection Agreement (“CICSPA”): the benefits of the CICSPA to the extent that a Change in Control as defined thereunder occurs within one year of the Resignation Date;

Any unvested non-qualified stock options and restricted stock held by Dr. Spiro as of the Resignation Date will be forfeited by him pursuant to the terms of the Company’s Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the “Plan”), as amended and restated, and relevant grant and award agreements thereunder.  Dr. Spiro’s non-qualified stock options and restricted stock vested prior to the Resignation Date will remain subject to, and exercisable only per, the terms of the Plan and grant and award agreements thereunder.

During his employment prior to the Resignation Date, Dr. Spiro will continue to receive his current salary and benefits, and will continue to comply with the Corporation’s policies and procedures.

The terms described above will be set forth in a General Release, Waiver and Covenant Not to Sue, which will be executed by Dr. Spiro and the Company on the Resignation Date, and the above description is qualified by the text of such agreement.

In connection with the foregoing, the Company issued a press release, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated January 6, 2011, entitled “Cabot Microelectronics Corporation Appoints Dr. Ananth Naman as Vice President, Research and Development.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: January 7, 2011	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
99.1	Press release, dated January 6, 2011, entitled “Cabot Microelectronics Corporation Appoints Dr. Ananth Naman as Vice President, Research and Development.”